Exhibit 99.1

EDDIE BAUER RECEIVES NOTICE OF DELISTING FROM THE NASDAQ STOCK MARKET

SEATTLE, June 19, 2009 – Eddie Bauer Holdings, Inc. (NASDAQ: EBHI) (“the Company”) announced today that it received notice from the Nasdaq Stock Market that it has determined that the Company’s common stock will be delisted from the Nasdaq Stock Market as a result of the Company’s Chapter 11 and CCAA (Canadian) bankruptcy protection filings.

The notification advises the Company that, in accordance with Listing Rules 5100, 5110(b) and IM 5100-1, unless the Company appeals the delisting determination, trading of the Company’s common stock will be suspended at the opening of business on June 26, 2009. At that time, unless appealed, the Nasdaq Stock Market will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on the Nasdaq Stock Market. The notification listed the Company’s bankruptcy filings as the primary reasons for the determination to delist the Company’s common stock.

On June 17, 2009, the Company announced that it had initiated voluntary proceedings under Chapter 11 and CCAA in order to pursue a sale of the business. The Company has entered into an asset purchase or “stalking horse” agreement with an affiliate of CCMP Capital Advisors, LLC (“CCMP Capital”) to buy the Company’s assets, subject to an auction and Bankruptcy Court approval.

On June 18, 2009, the Company announced that the U.S. Bankruptcy Court granted relief requested by the Company in its “First Day” motions filed with the Court, designed to support its vendors, customers (including the honoring of gift cards and merchandise certificates), employees and utilities, among others. The orders issued by the Court ensure that the Company will continue normal operations as it moves forward with its sale process. All of Eddie Bauer’s 371 stores, its catalog operations and its websites (www.eddiebauer.com and www.firstascent.com) are open and serving customers as usual.

Additional information on the filings and sale process is available on the Company’s website at http://investors.eddiebauer.com.

About Eddie Bauer

Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells outerwear, apparel and accessories for the active outdoor lifestyle. The Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at 371 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com. Eddie Bauer participates in a joint venture in Japan and has licensing agreements across a variety of product categories.

SAFE HARBOR STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary”, and similar expressions. Forward-looking statements are not guarantees of future events, and the Company can provide no assurance that such statements will be realized. The Company can provide no assurance that events in the future will not negatively impact the Company’s available liquidity, including through debtor-in-possession lender-imposed reserves. Forward-looking statements contained in this press release are based on estimates and assumptions, which assumptions and estimates may prove to be inaccurate, and involve risks and uncertainties. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors, including adverse Bankruptcy Court rulings; a continued downturn in the national and global economies; unwillingness of the Company’s vendors to accept orders or supply goods on acceptable terms; changes in consumer confidence and consumer spending patterns; the Company’s inability to effectuate the proposed turnaround of Eddie Bauer as a premium quality brand and improve profitability of its retail and outlet stores, catalogs and website operations; disruptions in the supply of inventory as a result of concerns about the Company’s continued operation; risks associated with legal and regulatory matters; increased levels of merchandise returns or gift card use not estimated by management; disruption in back-end operations; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, including the Company’s Annual Report on Form 10-K for the period ended January 3, 2009 and quarterly report on Form 10-Q for the period ended April 4, 2009. The information contained in this release is as of June 19, 2009, and except as required by law, the Company undertakes no obligation to update any of these forward-looking statements.

Eddie Bauer Contacts:

Media:

Kekst and Company

Wendi Kopsick or Diana Postemsky

(212) 521-4867/4805

Investors:

Eddie Bauer Holdings, Inc.

Marv Toland, Chief Financial Officer

(425) 755-6310

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